As filed with the Securities and Exchange Commission on May 11, 2000
                                                    REGISTRATION NO.
================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                               CENTURA BANKS, INC.
             (Exact name of registrant as specified in its charter)

               NORTH CAROLINA                            56-1688522
      (State or other jurisdiction of                  (I.R.S. Employer
      incorporation or organization)                  Identification No.)

                             134 North Church Street
                        Rocky Mount, North Carolina 27804
                                 (252) 454-4400
          (Address, including Zip Code, of principal executive offices)
                                 ---------------

             TRIANGLE BANCORP, INC. 1988 INCENTIVE STOCK OPTION PLAN
           TRIANGLE BANCORP, INC. 1988 NON-QUALIFIED STOCK OPTION PLAN
                 TRIANGLE BANCORP, INC. 1998 OMNIBUS STOCK PLAN
             GRANVILLE UNITED BANK 1993 INCENTIVE STOCK OPTION PLAN
                GRANVILLE UNITED BANK DIRECTORS STOCK OPTION PLAN
                  THE VILLAGE BANK INCENTIVE STOCK OPTION PLAN
        STANDARD BANK AND TRUST COMPANY 1988 INCENTIVE STOCK OPTION PLAN
      STANDARD BANK AND TRUST COMPANY 1988 NON-QUALIFIED STOCK OPTION PLAN
                            (Full title of the Plans)
                                 ---------------
                               Steven J. Goldstein
                             Chief Financial Officer
                               Centura Banks, Inc.
                             134 North Church Street
                        Rocky Mount, North Carolina 27804
                                 (252) 454-4400

                                    Copy to:
                              Joseph A. Smith, Esq.
                             Thacher Proffitt & Wood
                    1700 Pennsylvania Avenue, N.W., Suite 800
                              Washington, DC 20006
                                 (202) 347-8400
           (Name and address, including zip code, telephone number and area code, of agent for service)

                                 ---------------
                         CALCULATION OF REGISTRATION FEE

===========================================================================================================================
Title of Securities to be Registered   Amount to be        Proposed Maximum        Proposed Maximum         Amount of
                                       Registered(1)        Offering Price        Aggregate Offering     Registration Fee
                                                               Per Share                 Price
                                                                  (2)                     (2)
---------------------------------------------------------------------------------------------------------------------------
     Common Stock, no par value           671,419         27,821,924.81          41.4375                   $7,345.00
===========================================================================================================================

(1) Based on the total number of shares of common stock of Centura Banks, Inc.. (the "Company") reserved for issuance upon the exercise of options granted pursuant to the above named stock options plans assumed by the Company pursuant to its merger with Triangle Bancorp, Inc. In addition to such shares, this registration statement also covers an undetermined number of shares of common stock of the Company that, by reason of certain events specified in the Plans, may become issuable upon exercise of options or grant of awards through the application of certain anti-dilution provisions.
(2) Estimated solely for purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, pursuant to which a total of 671,419 shares that may be acquired upon exercise of options granted are deemed to be offered at $41.4375 per share, the average high/low prices of common stock of the Company on the New York Stock Exchange at the close of trading on May 8, 2000.
================================================================================

                                EXPLANATORY NOTE

         This Registration Statement on Form S-8 relates to 671,419 shares of the Centura Banks, Inc.'s (the "Registrant") common stock, no par value per share ("Common Stock"). All of the shares of Common Stock are issuable pursuant to options issued under the stock option plans listed on the cover page of this Form S-8. Such stock option plans were assumed by the Registrant pursuant to the Agreement and Plan of Reorganization By and Between Triangle Bancorp, Inc. and Centura Banks, Inc., dated as of August 22, 1999.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.  PLAN INFORMATION.

         Not required to be filed with the Securities and Exchange Commission (the "Commission").

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Not required to be filed with the Commission.

         Note: The documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such document need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended ("Securities Act").

                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents and information heretofore filed with the Commission by the Registrant (File No. 1-10646) are incorporated by reference in this registration statement:

         (1) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement filed under Section 12 of the Exchange Act on Form 8-A, including all amendments or reports filed for the purpose of updating such description; and

         (2) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999; and

         (3) the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the end of the fiscal year ended December 31, 1999 and prior to the date of the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

         Centura Banks, Inc. will provide without charge to each person to whom a Prospectus is delivered, upon request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written requests should be directed to Steven J. Goldstein, Chief Financial Officer, Centura Banks, Inc., 134 North Church Street, Rocky Mount, North Carolina 27804. Telephone requests may be directed to (252) 454-4400.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         To the fullest extent permitted by North Carolina law, the Registrant may indemnify or purchase and maintain insurance to indemnify any of its directors, officers, employees or agents and any persons who may serve at the request of the Registrant as directors, officers, employees, trustees or agents of any other corporation, firm, association, national banking association, state-chartered bank, trust company, business trust, organization or any other type of entity whether or not the Registrant shall have any ownership interest in such entity. Such indemnification(s) may be provided for in the Bylaws, or by resolution of the board of directors or by appropriate contract with the person involved.

         Article IX, Section 4 of the Registrant's Amended and Restated Bylaws provides as follows:

          SECTION 4.  INDEMNIFICATION:

         (a) Any person who at any time serves or has served as a director or officer of the Corporation, or at the request of the Corporation is or was serving as an officer, director, agent, partner, trustee, administrator, member, manager or employee for any other foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, limited liability company or other enterprise, shall be indemnified by the Corporation to the fullest extent from time to time permitted by law in the event he is made, or is threatened to be made, a party to any threatened, pending or completed civil, criminal, administrative, investigative or arbitrative action, suit or proceeding and any appeal therein (and any inquiry or investigation that could lead to such action, suit or proceeding), whether or not brought by or on behalf of the Corporation, seeking to hold him liable by reason of the fact that he is or was acting in such capacity. In addition, the board may provide such indemnification for the employees and agents of the Corporation as it deems appropriate.

         (b) The rights of those receiving indemnification hereunder shall, to the fullest extent from time to time permitted by law, cover (i) reasonable expenses, including without limitation all attorney's fees actually and necessarily incurred by him in connection with any such action, suit or proceeding; (ii) all reasonable payments made by him in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty, or settlement for which he may have become liable in such action, suit or proceeding; and (iii) all reasonable expenses incurred in enforcing the indemnification rights provided herein.

         (c) Expenses incurred by anyone entitled to receive indemnification under this section in defending a proceeding may be paid by the Corporation in advance of the final disposition of such proceeding as authorized by the board of directors in the specific case or as authorized or required under any provisions in the bylaws or by any applicable resolution or contract upon receipt of an undertaking by or on behalf of the director to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation against such expenses.

         (d) The board of directors of the Corporation shall take all such action as may be necessary and appropriate to authorize the Corporation to pay the indemnification required by this bylaw, including without limitation, to the extent needed, making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him.

         (e) Any person who at any time serves or has served in any of the aforesaid capacities for or on behalf of the corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Any repeal or modification of these indemnification provisions shall not affect any rights or obligations existing at the time of such repeal or modification. The rights provided for herein shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provisions of this bylaw.

         (f) The rights granted herein shall not be limited by any provisions contained in the Act, unless such limitations are required by law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         5.1 Opinion of Thacher Proffitt & Wood, special counsel for Registrant, as to the legality of the securities being registered
         10.39    Triangle Bancorp, Inc. 1988 Incentive Stock Option Plan
         10.40    Triangle Bancorp, Inc. 1988 Non-Qualified Stock Option Plan
         10.41    Triangle Bancorp, Inc. 1998 Omnibus Stock Plan
         10.42    Granville United Bank 1993 Incentive Stock Option Plan
         10.43    Granville United Bank Directors Stock Option Plan
         10.44    The Village Bank Incentive Stock Option Plan
         10.45    Standard Bank and Trust Company 1988 Incentive Stock Option
                  Plan
         10.46 Standard Bank and Trust Company 1988 Non-Qualified Stock Option Plan
         23.1 Consent of Thacher Proffitt & Wood (included in Exhibit 5.1 hereof).
         23.2     Consent of KPMG LLP
         23.3     Consent of PricewaterhouseCoopers LLP

ITEM 9.  UNDERTAKINGS.

1.       Rule 415 offering.  The undersigned Registrant hereby undertakes:

         a. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  i.               To include any prospectus required by
                           Section 10(a)(3) of the Securities Act;

                  ii.              To reflect in the prospectus any facts or
                           events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  iii.             To include any material information with
                           respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.


         b. That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         c. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. Filings incorporating subsequent Exchange Act documents by reference. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

3. Incorporated annual and quarterly reports. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

4. Filing of registration on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rocky Mount, State of North Carolina, on this 19th day of April, 2000.

                                        CENTURA BANKS, INC.
                                        (Registrant)

                                        By:  /s/ Michael S. Patterson
                                            ---------------------------
                                            Michael S. Patterson
                                            Chairman of the Board, Director

                                        By: /s/ Steven J. Goldstein
                                            ----------------------------
                                            Steven J. Goldstein
                                            Chief Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                       TITLE                                DATE
              ---------                                       -----                                ----
 /s/ Michael S. Patterson                        Chairman of the Board, Director               April 19, 2000
------------------------------------
Michael S. Patterson

 /s/ Cecil W. Sewell, Jr.                        Chief Executive Officer, Director             April 19, 2000
--------------------------------------------
Cecil W. Sewell, Jr.

 /s/ Richard H. Barnhardt                        Director                                      April 19, 2000
------------------------------------
Richard H. Barnhardt

 /s/ Thomas A. Betts, Jr.                        Director                                      April 19, 2000
------------------------------------
Thomas A. Betts, Jr.

 /s/ H. Tate Bowers                              Director                                      April 19, 2000
--------------------------------------------
H. Tate Bowers

 /s/ David T. Clancy                             Director                                      April 19, 2000
--------------------------------------------
David T. Clancy

 /s/ Ernest L. Evans                             Director                                      April 19, 2000
--------------------------------------------
Ernest L. Evans

 /s/ Bernard W. Franklin                         Director                                      April 19, 2000
------------------------------------
Bernard W. Franklin

 /s/ W. Carol Fulghum                            Principal Accounting Officer                  April 19, 2000
--------------------------------------------
W. Carol Fulghum

 /s/ Susan E. Gravely                            Director                                      April 19, 2000
--------------------------------------------
Susan E. Gravely

 /s/ Robert L. Guthrie                           Director                                      April 19, 2000
--------------------------------------------
Robert L. Guthrie

 /s/ John H. High                                Director                                      April 19, 2000
------------------------------------
John H. High


              SIGNATURE                                       TITLE                                DATE
              ---------                                       -----                                ----
 /s/ Robert L. Hubbard                           Director                                      April 19, 2000
--------------------------------------------
Robert L. Hubbard

 /s/ William H. Kincheloe                        Director                                      April 19, 2000
------------------------------------
William H. Kincheloe

 /s/ Charles T. Lane                             Director                                      April 19, 2000
--------------------------------------------
Charles T. Lane

 /s/ Wendell H. Murphy                           Director                                      April 19, 2000
------------------------------------
Wendell H. Murphy

 /s/ Joseph H. Nelson                            Director                                      April 19, 2000
--------------------------------------------
Joseph H. Nelson

 /s/ Dean E. Painter, Jr.                        Director                                      April 19, 2000
--------------------------------------------
Dean E. Painter, Jr.

 /s/ O. Tracy Parks, III                         Director                                      April 19, 2000
--------------------------------------------
O. Tracy Parks, III

 /s/ Frank L. Pattilo                            Director, Vice Chairman                       April 19, 2000
--------------------------------------------
Frank L. Pattilo

 /s/ Patrick H. Pope                             Director                                      April 19, 2000
--------------------------------------------
Patrick H. Pope

 /s/ William H. Redding, Jr.                     Director                                      April 19, 2000
--------------------------------------------
William H. Redding, Jr.

 /s/ Charles M. Reeves, III                      Director                                      April 19, 2000
--------------------------------------------
Charles M. Reeves, III

 /s/ George T. Stronach, III                     Director                                      April 19, 2000
--------------------------------------------
George T. Stronach, III

 /s/ Alexander P. Thorpe, III                    Director                                      April 19, 2000
--------------------------------------------
Alexander P. Thorpe, III

 /s/ Sydnor M. White                             Director, President                           April 19, 2000
--------------------------------------------
Sydnor M. White

 /s/ William H. Wilkerson                        Director                                      April 19, 2000
--------------------------------------------
William H. Wilkerson

 /s/ Charles P. Wilkins                          Director                                      April 19, 2000
--------------------------------------------
Charles P. Wilkins

 /s/ J. Blount Williams                          Director                                      April 19, 2000
--------------------------------------------
J. Blount Williams